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                                                                   EXHIBIT 10.17


                      FOURTH AMENDMENT TO CREDIT AGREEMENT

     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of January 31, 2001, by and among THE KEITH COMPANIES, INC., a California corporation, and HEA ACQUISITION, INC., a California corporation (individually and collectively "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of September 1, 1999, as amended from time to time ("Credit Agreement").

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

     1. John M. Tettemer & Associates, Ltd., a California corporation ("JMTA") is a party to and named as a Borrower under the Credit Agreement. JMTA is no longer separate legal entity, but rather a division of The Keith Companies, Inc.("Keith"). Accordingly, all references in the Agreement and in the other Loan Documents to JMTA as a Borrower are hereby deleted; and all references in the Credit Agreement and in the other Loan Documents to Keith as a Borrower include, without limitation, JMTA as a division of Keith.

     2. HEA Acquisition, Inc., a California corporation ("HEA"), has become a subsidiary of Keith, and is hereby added to the Credit Agreement as a "Borrower" and included in the definition of such term. HEA hereby assumes and agrees to perform all the obligations of Borrower under the Credit Agreement and the other Loan Documents. HEA hereby grants to Bank security interests of first priority in all of HEA's assets comprising collateral as described in all security agreements executed by Keith (alone or with others) with the same effect as if HEA had signed such security agreements, except that the security interest in the equipment described in Schedule I hereto shall be of second priority. Borrower shall execute and deliver to Bank a promissory note substantially in the form of Exhibit A hereto, which note shall constitute the Line of Credit Note and shall amend and replace the Line of Credit Note previously attached to the Credit Agreement as Exhibit A thereto.

     3. A new Section 1.5 is hereby added to the Credit Agreement, which Section
1.5 reads as follows:

     "Section 1.5. SUBORDINATION.

          All obligations of Borrower to Hook & Associates Engineering, Inc. shall be subordinated to all obligations of Borrower to Bank pursuant to the terms of a Subordination Agreement in form and content acceptable to Bank."


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     4. The third paragraph of Section 2.1 is hereby amended to read as follows:

          "HEA Acquisition, Inc. is a corporation, duly organized and existing and in good standing under the laws of the state of California, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower."

     5. Section 4.11 is hereby deleted without substitution.

     6. Section 5.3 is hereby amended to read as follows:

          "SECTION 5.3. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, (b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof, (c) leases permitted under Section 5.6 below, and (d) the subordinated indebtedness described in Section 1.5 above."

     7. Section 5.4 is hereby amended to read as follows:

          "SECTION 5.4 MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity, nor acquire all or substantially all of the assets of any other entity; (provided, however that notwithstanding the foregoing, Borrower shall be permitted to merge, so long as a Borrower is the surviving entity, and/or acquire assets of other entities, so long as the total consideration paid by Borrower (whether in cash, notes, stock or otherwise) in each such merger, consolidation or acquisition does not exceed $1,000,000.00); nor make any substantial change in the nature of Borrower's business as conducted as of the date hereof ; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business."

     8. Section 5.5 is hereby amended to read as follows:

          "SECTION 5.5 LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except (a) any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof, (b) loans and advances to, and/or investments in, any Borrower consistent with Borrowers' prior practices, and (c) investments consisting of the purchase of all or substantially all of the equity interests in other entities engaged in businesses similar to that of Borrower, provided, that (i) the total consideration paid by Borrower (whether in cash, notes, stock or otherwise) in each such purchase does not exceed $1,000,000.00, and (ii) each such entity executes and delivers to Bank security agreements and UCC-1's substantially similar to those executed by Borrower in favor of Bank. No investment otherwise permitted under clause (c) hereunder, or merger or consolidation otherwise permitted under Section 5.4, shall be permitted if following such transaction, a breach of this Agreement would exist."


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     Bank hereby consents to Keith's investment in HEA and to the purchase by
HEA of the assets of Hook & Associates Engineering, Inc.

     9. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

     10. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


THE KEITH COMPANIES, INC.                 WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ GARY CAMPANARO                    By: /s/ STEPHANIE JUNEAU
    --------------------------------          ----------------------------------
Title:  CFO                               Title:  Vice President


HEA ACQUISITION, INC.

By: /s/ GARY CAMPANARO
    --------------------------------
Title:  CFO



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